                               HEICO, CORPORATION


                                    EXHIBIT A


SUBSIDIARY ACQUIRING SECURITIES                               CLASSIFICATION
--------------------------------------------------------------------------------
Fleet National Bank                                                Bank
Fleet Investment Advisors, Inc.                                    Bank